UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 12, 2016, Orthofix International N.V. (the “Company”) issued a press release announcing, among other things, its preliminary unaudited net sales for the fiscal quarter and year ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto.

Item 7.01.	Regulation FD Disclosure.

As previously announced, the Company’s President and Chief Executive Officer, Brad Mason, will provide an investor presentation at 8:00 a.m. Pacific Time on Thursday, January 14, 2016, at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco.  A live audio webcast will be available on the Company’s website at www.orthofix.com by clicking on the Investors tab and then clicking the link on the Events and Presentations page.

In addition, Mr. Mason’s written presentation materials are now available for review at http://ir.orthofix.com/events.cfm.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

99.1Press Release, dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: January 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 12, 2016.